UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 29, 2007

PLANETLINK COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Georgia
(State or other jurisdiction of incorporation or organization)

000-31763	58-2466623
(Commission File Number)	(IRS Employer Identification No.)

11050 Regal Forest Drive Suwanee, Georgia	30024
(principal executive offices)	(Zip Code)

(770) 476-7903
(Registrant’s telephone number, including area code)

1415 Bookhout Drive, Cumming, Georgia 30041
(Former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 29, 2007, Robert Lott was elected as the chief executive officer of Planetlink Communications, Inc. (the “Registrant”), replacing M. Dewey Bain, as the president and chief executive officer of the Registrant.  Mr. Bain remains as the sole director of the Registrant.  Mr. Lott’s compensation has not yet been determined.  When it is, appropriate disclosure will be made.

Mr. Lott is not related to any other officer or director of the Registrant.

Mr. Lott is 39 years old.  From November 2006 to present, Mr. Lott has served as president of Pluginz, Inc.; from July 2005 to present Mr. Lott has served as director and chief operating officer of Knowledge Market, Inc.; from January 2005 to present Mr. Lott has served as general counsel to Guardian Advisors, LLC; from January 2005 to November 2006 Mr. Lott has served as vice president of Visual Media, Inc.; from August 2003 to January 2005 Mr. Lott has served as managing director of Atherton Advisors, LLC; from July 2003 to December 2004 Mr. Lott has served as chief executive officer of Editing Utopia, LLC; from July 2004 to January 2005 Mr. Lott has served as in-house counsel to SVIC, LLC; from September 2002 to September 2003 Mr. Lott has served as managing partner of Knowledge Market, LLC; and from April 2000 to August 2002 Mr. Lott has served as venture associate to SVIC, LLC.  Mr. Lott has a B.A. from Stetson University and a J.D. from Pepperdine University School of Law.

On October 19, 2007, the Registrant closed a Stock Purchase Agreement executed on October 17, 2007 with Planettraks Inc., a Nevada corporation, a wholly-owned subsidiary of the Registrant, as the Purchaser, Pluginz Inc., a Florida corporation, and Plugin Stores, Inc., a Delaware corporation (together, the “Companies”), and Pluginz, LLC, a California limited liability company, the Seller.  The Registrant filed a Current Report on Form 8-K on October 23, 2007 regarding this event.

Pursuant to the agreement, the Seller sold to the Purchaser all of the capital stock that the Seller owns in each of the Companies (the “Shares’), in accordance with the terms and conditions of the agreement.

Sale of Capital Stock.  At the closing of the agreement, the Seller sold to the Purchaser purchased from the Seller title to all of the Shares.

Closing Deliveries of the Purchaser and the Registrant.  Upon the terms and subject to the conditions set forth in the agreement, at the closing, the Registrant and the Purchaser delivered the purchase price to the Seller, including the stock certificates and promissory note.

“Purchase price” shall mean the combination of: (a) a promissory note for $75,000.00 to be paid to the Seller within 180 days of the Closing and (b) 1,700,000,000 shares of the Registrant’s common stock.

A copy of the agreement was attached as an exhibit to a Current Report filed by the Registrant on October 19, 2007.

Mr. Lott is the owner of 488,410,000 shares of Pluginz, LLC or 28.73% of the outstanding shares of Pluginz, LLC.  In addition, Mr. Lott is the manager of Pluginz, LLC.  Pluginz, LLC filed a Schedule 13D with the Securities and Exchange Commission in connection with its acquisition of the Registrant’s shares on November 2, 2007.  Pluginz, LLC filed a Form 3 on November 5, 2007 with the Commission, in connection with its ownership interest in the Registrant.  Mr. Lott filed a Form 3 with the Commission on November 9, 2007.

Item 9.01	Financial Statements and Exhibits.

None.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 12, 2007.	PLANETLINK COMMUNICATIONS, INC.

	By	/s/ Robert Lott
Robert Lott, Chief Executive Officer

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